EARNINGS RELEASE

SOURCE: Neptune Wellness Solutions Inc.

Neptune Reports Fiscal Fourth Quarter and Full Year 2022 Financial Results

Fiscal year 2022 revenue totaled $48.8 million, an increase of 37.8% year-over-year

Previously announced planned divestiture of cannabis business expected to realize annualized payroll cost savings of $4.4 million USD

Company will host a conference call at 11:00 a.m. (Eastern Time) on Monday, July 11, 2022, to discuss these results

LAVAL, QUÉBEC, CANADA – July 8, 2022 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT) (TSX: NEPT), a diversified and fully integrated health and wellness company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced its financial and operating results for the three-month and twelve-month periods ending March 31, 2022.

Statement from Neptune Management and Board of Directors:

"Neptune made significant progress on our path to become a pure play CPG company, with growth year-over-year and positive momentum in our key focus areas of Sprout and Biodroga during the fourth quarter. We expect this trend to continue into our fiscal 2023, with both Sprout and Biodroga continuing to expand their existing popular product offerings, as well as releasing new product lines that cater to different customer groups.”

“Neptune’s management and Board have made several strategic decisions recently that we believe are in the best interest of the company and its shareholders. In particular, significant cost saving initiatives, the planned divestiture of our cannabis business, and a refocusing of resources on our renewed mission of becoming a leading CPG company. In addition, we have re-opened our strategic review to help identify further synergies and cost savings. We are looking forward to the next phase for Neptune as we seek to capitalize on our large target addressable markets of personal care & beauty and organic food & beverages, which we believe have the most exciting growth potential. We remain steadfast in our goal to deliver on profitability and shareholder value.”

Fourth Quarter and Full Year Financial Highlights:

●
Fiscal fourth quarter revenue totaled $11.5 million, an increase of 147% as compared to $4.7 million for the same period the year prior.
●
Fiscal year 2022 revenue totaled $48.8 million, an increase of 37.8% as compared to $35.4 million for the same period the year prior.

●
Reported fiscal year 2022 gross profit loss of $7.5 million compared to a gross profit loss of $27.4 million for the fiscal year 2021. Gross margin of (15.4%) compares to (77.3%) in the year-ago period.
●
Reported fourth quarter net loss of $36.2 million compared to a reported net loss of $43.5 million in the comparable period in fiscal 2021 and reported fiscal year 2022 net loss of $84.4 million compared to a net loss of $124.3 million for the fiscal year 2021.
●
Adjusted EBITDA (non-GAAP) loss for fiscal year 2022 was $43.8 million compared to an Adjusted EBITDA (non-GAAP)1 loss of $39.4 million for the fiscal year 2021.

Fourth Quarter Business Highlights:

•
Announced further reductions of corporate overheads by expanding in-house legal capabilities.
•
Announced the appointment of Julie Phillips as Chair of Neptune’s Board of Directors.
•
Launched and expanded a first of its kind co-branded product line with "CoComelon" across North America.
•
Received a 180 calendar day extension from Nasdaq's Listing Qualification Department to meet Nasdaq's minimum bid requirement.
•
Launched Forest Remedies Multi-Omega 3-6-9 Supplements in 340+ Sprouts Farmers Market stores across the U.S.
•
Announced a US$8,000,000 Registered Direct Offering.

Subsequent Events and Business Updates:

•
Launched new CPG-focused strategic plan to profitability.
•
Announced appointment of Raymond Silcock as Chief Financial Officer.
•
Announced the appointment of Philip Sanford as Audit Chair of Neptune’s Board of Directors.
•
Launched new line of CoComelon co-branded organic snack bars.
•
Announced completion of share consolidation from approximately 198 million Common Shares to approximately 5.7 million.
•
Announced a US$5,000,000 Registered Direct Offering Priced At-the-Market Under Nasdaq Rules.

Conference Call Details:

The Company will host a conference call at 11:00 a.m. (Eastern Time) on Monday, July 11, 2022, to discuss these results. The conference call will be webcast live and can be accessed by registering on the Events and Presentations portion of Neptune's Investor Relations website at www.investors.neptunewellness.com. The webcast will be archived for approximately 90 days.

1 This is a non-GAAP measure. For further information on non-GAAP measures, please refer to the “Non-GAAP Measures” section of this news release. Please also refer to the tables in this news release for a reconciliation of this Non-GAAP measure to the most directly comparable GAAP measure neptune WELLNESS SOLUTIONS inc.

Consolidated Balance Sheets

(in U.S. dollars)

	As at	As at
	March 31, 2022	March 31, 2021
Assets

Current assets:
Cash and cash equivalents	$8,726,341	$59,836,889
Short-term investment	19,255	19,145
Trade and other receivables	7,599,584	8,667,209
Prepaid expenses	3,983,427	3,686,851
Inventories	17,059,406	17,317,423
Total current assets	37,388,013	89,527,517

Property, plant and equipment	21,448,123	37,345,716
Operating lease right-of-use assets	2,295,263	2,899,199
Intangible assets	21,655,035	25,956,830
Goodwill	22,168,288	25,453,372
Marketable securities	—	150,000
Other financial assets	—	5,615,167
Total assets	$104,954,722	$186,947,801

Liabilities and Equity

Current liabilities:
Trade and other payables	$22,700,849	$19,881,995
Current portion of operating lease liabilities	641,698	230,016
Deferred revenues	285,004	1,989,632
Provisions	1,118,613	2,245,658
Liability related to warrants	5,570,530	10,462,137
Total current liabilities	30,316,694	34,809,438

Operating lease liabilities	2,063,421	2,886,940
Loans and borrowings	11,648,320	11,312,959
Other liability	88,688	393,155
Total liabilities	44,117,123	49,402,492

Shareholders' Equity:
Share capital - without par value (5,554,456 shares issued and outstanding as of March 31, 2022; 4,732,090 shares issued and outstanding as of March 31, 2021)	317,051,125	306,618,482
Warrants	6,079,890	5,900,973
Additional paid-in capital	55,980,367	59,625,356
Accumulated other comprehensive loss	(7,814,163)	(8,567,106)
Deficit	(323,181,697)	(248,209,952)
Total equity attributable to equity holders of the Corporation	48,115,522	115,367,753

Non-controlling interest	12,722,077	22,177,556
Total shareholders' equity	60,837,599	137,545,309

Commitments and contingencies
Subsequent events
Total liabilities and shareholders' equity	$104,954,722	$186,947,801

See accompanying notes to the consolidated financial statements.

neptune WELLNESS SOLUTIONS inc.

Consolidated Statements of Loss and Comprehensive Loss

(in U.S. dollars)

	Years ended
	March 31, 2022	March 31, 2021

Revenue from sales and services, net of excise taxes of $1,877,543 (2021 - $38,056)	$47,695,828	$34,261,647
Royalty revenues	1,019,861	1,109,678
Other revenues	81,435	28,994
Total revenues	48,797,124	35,400,319

Cost of sales other than loss on inventories, net of subsidies of $924,644 (2021 - $932,483 )	(52,561,404)	(30,964,709)
Cost of services	—	(12,846,937)
Impairment loss on inventories	(3,772,066)	(18,962,254)
Total Cost of sales and services	(56,333,470)	(62,773,900)
Gross profit (loss)	(7,536,346)	(27,373,581)

Research and development expenses, net of tax credits and grants of nil (2021 - $12,272 )	(880,151)	(1,922,195)
Selling, general and administrative expenses, net of subsidies of $99,840 (2021 - $1,431,033 )	(60,538,424)	(63,824,118)
Impairment loss related to intangible assets	(1,527,000)	—
Impairment loss related to property, plant and equipment	(14,765,582)	(10,747,692)
Impairment loss related to right-of-use assets	—	(107,650)
Impairment loss related to goodwill	(3,288,847)	(26,898,016)
Net gain on sale of assets	6,469	—
Loss from operating activities	(88,529,881)	(130,873,252)

Finance income	7,123	825,745
Finance costs	(2,143,978)	(1,786,781)
Foreign exchange loss	(685,708)	(4,051,418)
Change in revaluation of marketable securities	(107,203)	169,216
Gain on revaluation of derivatives	7,035,118	7,974,549
	4,105,352	3,131,311
Loss before income taxes	(84,424,529)	(127,741,941)

Income tax recovery	—	3,477,711
Net loss	(84,424,529)	(124,264,230)

Other comprehensive income
Net change in unrealized foreign currency gains on translation of net investments in foreign operations (tax effect of nil for both periods)	750,248	6,737,947
Total other comprehensive income	750,248	6,737,947

Total comprehensive loss	$(83,674,281)	$(117,526,283)

Net loss attributable to:
Equity holders of the Corporation	$(74,971,745)	$(123,170,020)
Non-controlling interest	(9,452,784)	(1,094,210)
Net loss	$(84,424,529)	$(124,264,230)

Total comprehensive loss attributable to:
Equity holders of the Corporation	$(74,218,802)	$(116,206,145)
Non-controlling interest	(9,455,479)	(1,320,138)
Total comprehensive loss	$(83,674,281)	$(117,526,283)

Basic and diluted loss per share attributable to:
Equity holders of the Corporation	$(15.54)	$(35.55)
Non-controlling interest	$(1.96)	$(0.32)
Total loss per share	$(17.50)	$(35.86)

Basic and diluted weighted average number of common shares	4,824,336	3,465,059

See accompanying notes to the consolidated financial statements.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table sets out selected consolidated financial information and are prepared in accordance with US GAAP.

	Twelve-month periods ended
	March 31, 2022	March 31, 2021
	$	$
Total revenues	48.797	35.400
Adjusted EBITDA[1]	(43.811)	(39.444)
Net loss	(84.425)	(124.264)
Net loss attributable to equity holders of the Corporation	(74.972)	(123.170)
Net loss attributable to non-controlling interest	(9.453)	(1.094)
Basic and diluted loss per share	(17.50)	(35.86)
Basic and diluted loss per share attributable to equity holders of the Corporation	(15.54)	(35.55)
Basic and diluted loss per share attributable to non-controlling interest	(1.96)	(0.32)

	As at March 31, 2022	As at March 31, 2021	As at March 31, 2020
	$	$	$
Total assets	104.955	186.948	120.060
Working capital[2]	7.071	54.718	15.346
Non-current financial liabilities	13.800	14.593	4.854
Equity attributable to equity holders of the Corporation	48.116	115.368	102.962
Equity attributable to non-controlling interest	12.722	22.178	—

1 The Adjusted EBITDA is a non-GAAP measure. It is not a standard measure endorsed by US GAAP requirements. A reconciliation to the Company’s net loss is presented below.

2 Working capital is calculated by subtracting current liabilities from current assets. Because there is no standard method endorsed by US GAAP, the results may not be comparable to similar measurements presented by other public companies. Current assets as at March 31, 2022, 2021 and 2020 were $37.388, $89.528 and 27.589 respectively, and current liabilities as at March 31, 2022, 2021 and 2020 were $30.317, $34.809 and $12.243 respectively.

ADJUSTED EBITDA

Although the concept of Adjusted EBITDA is not a financial or accounting measure defined under US GAAP and it may not be comparable to other issuers, it is widely used by companies. Neptune obtains its Adjusted EBITDA measurement by adding to net loss, net finance costs (income) and depreciation and amortization, and income tax expense (recovery). Other items such as stock-based compensation, non-employee compensation related to warrants, litigation provisions, business acquisition and integration costs, signing bonuses, severances and related costs, impairment losses on non-financial assets, write-downs of non-financial assets, costs related to a cybersecurity incident, revaluations of derivatives, system migration, conversion and implementation, CEO directors and officers insurance, costs related to conversion from IFRS to US GAAP and other changes in fair values are also added back. The exclusion of net finance costs (income) eliminates the impact on earnings derived from non-operational activities. The exclusion of depreciation and amortization, stock-based compensation, non-employee compensation related to warrants, litigation provisions, impairment losses, write-downs revaluations of derivatives and other changes in fair values eliminates the non-cash impact, and the exclusion of acquisition costs, integration costs, signing bonuses, severance and related costs, costs related to cybersecurity and costs related to conversion from IFRS to US GAAP present the results of the on-going business. From time to time, the Company may exclude additional items if it believes doing so would result in a more effective analysis of underlying operating performance. In Q4 2022, the Company added the costs related to the conversion from IFRS to US GAAP as an adjustment to the definition of Adjusted EBITDA. Adjusting for these items does not imply they are non-recurring. For purposes of this analysis, the Net finance costs (income) caption in the reconciliation below includes the impact of the revaluation of foreign exchange rates.

Adjusted EBITDA1 reconciliation, in millions of dollars

	Twelve-month periods ended
	March 31, 2022	March 31, 2021

Net income (loss) for the period	$(84.425)	$(124.264)
Add (deduct):
Depreciation and amortization	6.791	8.830
Acceleration of amortization of long-lived non-financial assets	—	10.552
Revaluation of derivatives	(7.035)	(7.975)
Net finance costs	2.823	5.012
Equity classified stock-based compensation	7.817	9.885
Non-employee compensation related to warrants	0.179	1.904
Litigation provisions	0.627	1.290
Business acquisition and integration costs	1.027	0.300
System migration, conversion, implementation	0.327	—
CEO D&O insurance	4.697	—
Signing bonuses, severances and related costs	0.851	0.454
Costs related to cybersecurity incident	—	1.500
Write-down of inventories and deposits	3.772	18.962
Impairment loss on long-lived assets	18.054	37.753
Costs related to conversion from IFRS to US GAAP	0.577	—
Change in revaluation of marketable securities	0.107	(0.169)
Income tax expense (recovery)	—	(3.478)
Adjusted EBITDA[1]	$(43.811)	$(39.444)

1 The Adjusted EBITDA is not a standard measure endorsed by US GAAP requirements.

The audited consolidated financial statements of Neptune Wellness Solutions Inc. were prepared in accordance with U.S. generally accepted accounting principles. The audited consolidated financial statements and management’s discussion and analysis of financial condition and result of operations have been filed on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml, and may also be found on our investor relations website at www.investors.neptunewellness.com. All amounts are in United States dollars except if specified otherwise.

Non-GAAP Measures

This news release contains a non-GAAP measure, specifically Adjusted EBITDA. We use Adjusted EBITDA to provide investors with a supplemental measure of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. We believe that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of issuers. Management also uses this non-GAAP measure in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess our ability to meet our capital expenditure and working capital requirements. Adjusted EBITDA is not recognized, defined or standardized measures under GAAP. Our definition of Adjusted EBITDA will likely differ from that used by other companies (including our peers) and therefore comparability may be limited. Non-GAAP measures should not be considered a substitute for or in isolation from measures prepared in accordance with GAAP. Investors are encouraged to review our financial statements and disclosures in their entirety and are cautioned not to put undue reliance on non-GAAP measures and view them in conjunction with the most comparable GAAP financial measures. We obtain our Adjusted EBITDA measurement by adding net loss, net finance costs (income) and depreciation and amortization, and income tax expense (recovery). Other items such as stock-based compensation, non-employee compensation related to warrants, litigation provisions, business acquisition and integration costs, signing bonuses, severances and related costs, impairment losses on non-financial assets, write-downs of non-financial assets, costs related to a cybersecurity incident, revaluations of derivatives, system migration, conversion and implementation, CEO directors and officers insurance, costs related to conversion from IFRS to US GAAP and other changes in fair values are also added back. For more information on our Adjusted EBITDA, please refer to our Management Discussion and Analysis for the quarter.

Delay in Filing of Restated Interim Financial Reports

Pursuant to National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”), namely Part 4 of NI 51-102, as an “SEC Issuer”, given that Neptune has filed its full year 2022 audited financial statements (the “2022 Annual Financial Statements”) which have, for the first time, been prepared in accordance with U.S. GAAP, the Company is required to re-file its previously filed interim financial reports that have been filed since its last filing of annual financial statements for its fiscal year ended March 31, 2021, which include: (i) the three-month periods ended June 30, 2021 and 2020, (ii) the three and six-month periods ended September 30, 2021 and 2020; and (iii) the three and nine-month periods ended December 31, 2021 and 2020 (collectively, the “Restated Filings”), with such Restated Filings to be prepared and refiled in accordance with U.S. GAAP. The Restated Filings are required to be refiled at the same time as the filing of the 2022 Annual Financial Statements. Despite substantial efforts, the Company is currently not in a position to file the Restated Filings as a result of heavy workloads by the relevant working groups, including time and dedication spent by the relevant parties for the preparation of the 2022 Annual Financial Statements, and the longer than anticipated time required to restate the Restated Filings under U.S. GAAP. As a result of the foregoing, the Company has obtained a temporary management cease trade order (“MCTO”) from the applicable Canadian securities regulatory authorities. The Company intends to satisfy the provisions of the alternative information guidelines in accordance with National Policy 12-203 – Management Cease Trade Orders by issuing bi-weekly status reports in the form of news releases. The applicable Canadian securities regulatory authorities may issue a general cease trade order against the Company if the Company fails to file its status reports during the prescribed time limits.

The Company, along with its board of directors and external auditors, are working expeditiously to meet the Company’s filing obligations in the near term and no later than July 22, 2022. Other than the conversion of the Restated Filings into U.S. GAAP, the Company does not expect any other changes to be made to the previously filed interim financial reports, which were previously prepared in accordance with IFRS and are all currently available under the Company’s SEDAR and EDGAR profiles at www.sedar.com and www.sec.gov, respectively.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a diversified health and wellness company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled to quickly adapt to consumer demand and bring new products to market through its mass retail partners and e-commerce channels. For additional information, please visit: https://neptunewellness.com/.

Disclaimer – Safe Harbor Forward–Looking Statements

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates, and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements include, among other things, statements with respect to the Company’s strategic review, expected cost savings, projected growth of Sprout and Biodroga, the success of the Company’s action plan, including the divestiture of the Company’s cannabis business, future increased revenues, expectations regarding expenses, cash needs, cash flow, liquidity and sources of funding, future expansion plans, initiatives and strategies of the Company, and the Company's performance, growth initiatives, profitability, future product launches and plans and gain in market share, as well as the timing for the filing of the Restated Filings.

These forward-looking statements are based on assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: the ability of the Company to successfully implement its strategic initiatives; implications of the COVID-19 pandemic on the Company's operations; fluctuations in general macroeconomic conditions; fluctuations in securities markets; changing consumer habits; the ability of the Company to successfully achieve its business objectives and cost cutting plans; plans for expansion; political and social uncertainties; inability to obtain adequate insurance to cover risks and hazards; the ability of the Company to obtain financing on acceptable terms, the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the ability of the Company to obtain financing on acceptable terms, expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations; employee relations; and the presence of laws and regulations that may impose restrictions in the markets where the Company operates. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Additional information regarding these and other risks and uncertainties relating to the Company's business are contained under the heading "Risk Factors" in the Company's Annual Report on Form 10-K dated July 7, 2022, for the year ended March 31, 2022.

Neither NASDAQ nor the Toronto Stock Exchange accepts responsibility for the adequacy or accuracy of this release.

Media Contacts:

media@neptunecorp.com

Jessica Adkins, SVP Corporate Communications

Neptune Wellness Solutions, Inc.

j.adkins@neptunecorp.com

Investor Contacts:

Morry Brown, VP Investor Relations

Neptune Wellness Solutions, Inc.

m.brown@neptunecorp.com

Valter Pinto

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254